UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

June 25, 2009

Date of report (Date of earliest event reported)

IPTIMIZE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1720 Bellaire Street, Suite 200, Denver, CO 80222

(Address of principal executive offices, including zip code)

(303) 268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 20, 2009, IPtimize, Inc., a Delaware corporation (the “Company”), has acquired the assets and operating network of National Telecom & Broadband Services, LLC, a Florida corporation (“National Telecom”), including Teliphonex, its business-class VoIP (Voice over Internet Protocol) hosted PBX solution. The Company acquired commercial VoIP business assets serving small business and enterprise customers in multiple metropolitan areas, including West Palm Beach, Miami, Orlando and Tampa, Florida. The Company anticipates that the acquisition will add approximately 1,000 customer lines representing an established commercial customer base to its already growing VoIP business. There can be no assurance that the foregoing expectations, including the increased capacity to service additional end users, will realize and result in that number of new end users in the foreseeable future, if ever.

Under the terms of the asset purchase agreement by and between the parties, the Company paid a purchase price of $132,000, payable in cash and common stock of the Company, subject to adjustment based on reconciliation and final payment within 90 days of the purchase. The Company paid $3,500 of the purchase price in cash and assigned the first $16,500 of billings for the second half of June 2009. A second payment of $30,000 is due in 90 days. The Company will pay the balance of the purchase price in the amount of $82,000, before any adjustment, by issuing common stock the number of which common stock share will be calculated by using the weekly average trading price of the Company’s securities during the week of January 25th, 2010. The asset purchase agreement contains other terms and provisions customary for agreements of this nature. The above referenced descriptions of the agreement are qualified in their entirety by reference to the complete agreement, a copy of which is filed as Exhibit 10.34.

The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

Section 8 – Other Events

Item 8.01	Other Events

On June 26, 2009, the Company issued a press release announcing the foregoing transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title.
	Exhibit 10.34	Asset Purchase Agreement dated June16, 2009
	Exhibit 99.1	Press Release dated June 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: June 29, 2009	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer